Exhibit 99.1

FOR IMMEDIATE RELEASE:

                        SERVICE CORPORATION INTERNATIONAL
                 ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS

- CONFERENCE CALL TO BE WEBCAST ON THURSDAY, MAY 11, 2006, AT 8:30 A.M. CENTRAL TIME.

HOUSTON, Texas, May 10, 2006 . . . Service Corporation International (NYSE:
SCI), which owns and operates funeral service locations and cemeteries, today reported net income for the first quarter of 2006 of $24.2 million, or $.08 of earnings per diluted share, compared to a loss of $(154.9) million, or ($.49) per diluted share, from the first quarter of 2005.

2006 HIGHLIGHTS

     o On April 3, 2006, we announced an agreement to acquire the Alderwoods Group combining two of the leading providers of funeral and cemetery services in North America.
     o North America comparable revenues increased 2.8% in the first quarter of 2006 to $436.4 million driven by strong cemetery growth of 11.3% over the prior year period.
     o Average revenue per funeral service increased 6.6% to $4,599 in the first quarter of 2006 compared to the same period last year, which helped to offset a 5.1% decline in comparable funeral services performed.
     o Cash flow from operating activities in the first quarter of 2006 was $80.2 million, in line with management's expectations.
     o    Cash on hand exceeded $500 million on May 10, 2006.
     o On May 10, 2006, the Company's Board of Directors approved a dividend of $.025 per common share based on our first quarter financial results.

Earnings from continuing operations excluding special items were $29.6 million, or $.10 per diluted share, in the first quarter of 2006. This compares to earnings from continuing operations excluding special items of $35.9 million, or $.11 per diluted share, in the same period last year. Earnings from continuing operations excluding special items is a non-GAAP financial measure. See a reconciliation of this measure to net income computed in accordance with GAAP included in a separate section later in this press release. The Company began expensing stock options on January 1, 2006. In the first quarter of 2006, net income was reduced by $0.9 million after tax due to this change in accounting.

TOM RYAN, THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER, COMMENTED ON THE FIRST QUARTER OF 2006:

"We are proud of our accomplishments in the first quarter of 2006. The announcement of our acquisition of Alderwoods has proven our commitment to our shareholders to expand our scale and scope through disciplined growth initiatives. Our management team has stressed this is the right transaction at the right time and we look forward to bringing these two companies together to create a larger more diversified organization.

Aside from the announcement of our expected acquisition, our management team has maintained its focus on the operations of our core business. North America comparable cemetery operations led the way during the quarter as increased production was enhanced by higher recognition rates. In the funeral segment, lower funeral volumes impacted our first quarter results due to a reduction in the number of deaths in North America during the first quarter. However, we were very pleased with the healthy increase in our average revenue per funeral service during the quarter, which was primarily driven by our new strategic pricing strategy."

NORTH AMERICA COMPARABLE RESULTS OF OPERATIONS

We regard comparable results of operations as analogous to our "same store" results of operations. For purposes of the following presentation, we consider comparable operations as operations that were not acquired or constructed after January 1, 2005 or divested prior to March 31, 2006. Therefore, in the following presentation, we are providing results of operations for the same funeral and cemetery locations in each of the periods presented. We believe this presentation provides greater clarity for comparison purposes of our results of operations for each of the periods presented.

                                                                              THREE MONTHS ENDED
                                                                                  MARCH 31,
(In millions, except funeral services performed, average revenue per     ----------------------------
funeral service and total preneed funeral contracts)                         2006            2005
----------------------------------------------------------------------   ------------    ------------
FUNERAL
-------
Funeral atneed revenue ...............................................   $      194.0    $      193.3
Funeral recognized preneed revenue ...................................           95.9            93.4
General agency revenue ...............................................            8.0             6.5
Kenyon revenue .......................................................            1.2             8.1
                                                                         ------------    ------------
   Total funeral revenues ............................................   $      299.1    $      301.3

Gross profit .........................................................   $       64.1    $       77.4
Gross margin percentage ..............................................           21.4%           25.7%

Comparable North America funeral services performed ..................         63,036          66,420

Comparable North America average revenue per funeral service:

   Preneed ...........................................................   $      4,515    $      4,264
   Atneed ............................................................          4,641           4,342
      Total ..........................................................   $      4,599    $      4,316

Preneed Funeral Production:
   Sales .............................................................   $       82.1    $       83.6
   Total contracts ...................................................         17,893          20,345
   Average revenue per contract ......................................   $      4,586    $      4,107

CEMETERY
--------
Cemetery atneed revenue ..............................................   $       54.4    $       49.3
Cemetery recognized preneed revenue ..................................           63.4            57.1
Other revenue (1) ....................................................           19.5            16.9
                                                                         ------------    ------------
   Total cemetery revenues ...........................................   $      137.3    $      123.3

Gross profit .........................................................   $       22.1    $       17.7
Gross margin percentage ..............................................           16.1%           14.4%

Cemetery Production:
   Sales .............................................................   $      133.4    $      126.7
   Recognition rate (2) ..............................................           88.3%           84.0%

(1) Other cemetery revenue is primarily related to endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installments contracts.

(2) Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

FUNERAL RESULTS

North America comparable funeral revenue decreased $2.2 million, or less than 1%, in the first quarter of 2006 compared to the first quarter of 2005. Higher average revenue per funeral service of $283 was essentially offset by a decline in comparable funeral volume. Therefore, the decrease in revenue in the first quarter of 2006 was attributable primarily to the decrease in Kenyon revenues. SCI's North America comparable gross profit decreased $13.3 million in the first quarter of 2006 versus the same period of 2005. The decrease in revenues against an inflationary high fixed-cost structure negatively impacted gross profit. Increases in salaries, healthcare costs, and energy costs contributed to the decrease in gross profit in the first three months of 2006. Also impacting funeral results were the following:

     o Our focus on strategic pricing, which places less emphasis on traditional funeral merchandise and more focus on service offerings, resulted in an increase in average revenue per funeral service of 6.6%, or $283 per service.
     o The number of comparable funeral services performed declined 3,384, or 5.1%, which appears consistent with declines reported by other funeral companies and preliminary mortality data.
     o Kenyon's operations reduced comparable gross profit $3.0 million over the prior year quarter as the Company was not involved in any catastrophic events in the first quarter of 2006.
     o General agency revenue increased $1.5 million, or over 20%, in the first quarter of 2006 compared to the same period last year as a result of a mix shift in the types of insurance contracts sold.
     o The cremation rate in the first quarter of 2006 was 41.6% compared to 40.3% in the same period of 2005.

CEMETERY RESULTS

SCI's comparable cemetery revenues increased $14.0 million, or 11.3%, in the first quarter of 2006 compared to the same period of 2005 due to increases in both atneed and preneed production.

     o Sales production increased $6.7 million, or 5.3%, due to 1) our tiered-product strategy, which focuses on the development of high-end cemetery property and 2) our related pricing realignment.
     o Recognized rates of production increased to 88.3% in the first quarter of 2006 compared to the prior year period due to 1) an increase in the recognition of merchandise and 2) the success of our strategy to shorten the time between when property is sold and when it is constructed.
     o Comparable cemetery gross profit increased $4.4 million, or 24.9%, in the first quarter of 2006 compared to the first quarter of 2005, as the increase in revenue was partially offset by a related increase in variable costs and higher health care and energy costs.
     o The comparable cemetery gross margin percentage increased 170 basis points to 16.1% in the first quarter of 2006 compared to the same period in 2005.

FINANCIAL RESULTS

Cash flows from operating activities in the first quarter of 2006 were $80.2 million, a decrease of $46.9 million compared to the first quarter of 2005, consistent with our expectations. The first quarter of 2005 included a federal income tax refund of $29.0 million. The first quarter of 2006 also included $16.5 million of unusual long-term incentive cash compensation payments related to a 2003 award program as previously disclosed in our 2006 annual guidance. Excluding these items, cash flow from continuing operations was flat compared to the first quarter of 2005.

For the three months ended March 31, 2006 and 2005, the Company reported total capital expenditures of $19.0 million and $20.6 million, respectively. These amounts included the following:

     o $10.1 million in the first quarter of 2006 and $10.7 million in the first quarter of 2005 for capital improvements deemed reasonably necessary to maintain our existing facilities (excludes $2.7 million for vehicles acquired under capital leases);
     o $7.7 million in the first quarter of 2006 and $7.2 million in the first quarter of 2005 for the development of cemetery property; and
     o $1.2 million in the first quarter of 2006 and $2.7 million in the first quarter of 2005 for construction of new funeral home facilities and other growth capital expenditures.

In the first quarter of 2006, we paid $14.7 million for acquisitions of new facilities as we begin to focus on our growth initiatives.

OTHER RESULTS

     o General and administrative expenses were $22.0 million in the first quarter of 2006 compared to $19.7 million in the first quarter of 2005. Increased costs associated with the expensing of stock options, which totaled $1.4 million (pretax), and higher audit fees contributed to the increase. We expect stock option expense in the remaining quarters of 2006 to be approximately $2.5 million in aggregate.
     o Interest expense increased to $26.7 million in the first quarter of 2006, compared to $24.7 million in the first quarter of 2005. The increase of $2.0 million reflects the modification of contractual terms for certain transportation leases in January 2006, which resulted in their classification as capital leases in the first quarter of 2006.
     o Interest income increased $1.9 million in the first quarter of 2006 to $6.0 million primarily as a result of increases in our cash balance and higher interest rates during the first quarter of 2006.
     o Other income (expense), net contributed $2.4 million of income in the first quarter of 2006, compared to an expense of $1.2 million in the first quarter of 2005. The increase in other income (expense) was due primarily to favorable adjustments to the Company's allowance on notes receivable in the first quarter of 2006 and losses on foreign currency translation in 2005.
     o The consolidated effective tax rate in the first quarter of 2006 resulted in a provision of 36.3%, compared to 35.6% in the same period of 2005. The 2006 and 2005 tax rates were both negatively impacted by permanent differences between the book and tax bases of North American asset dispositions.

NON-GAAP FINANCIAL MEASURES
---------------------------

EARNINGS FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS

Earnings from continuing operations excluding special items is a non-GAAP financial measure. We believe this non-GAAP financial measure provides a consistent basis for comparison between quarters and better reflects the performance of our core operations, as it is not influenced by certain income and expenses not affecting continuing operations. We also believe this measure helps facilitate comparisons to competitors' operating results.

Set forth below is a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. We do not intend for the information to be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

                                                                                     THREE MONTHS ENDED
                                                                         ------------------------------------------
                                                                            MARCH 31, 2006        MARCH 31, 2005
                                                                         -------------------   --------------------
                                                                            Net      Diluted      Net       Diluted
(In millions, except diluted EPS)                                         Income       EPS      Income       EPS
----------------------------------------------------------------------   --------   --------   --------    --------
Net income reported ..................................................   $   24.2   $    .08   $ (154.9)   $   (.49)

After-tax reconciling items:
   (Gains) losses on dispositions and impairment charges, net ........        3.5        .01        3.7         .01
   Loss on early extinguishment of debt ..............................          -          -        0.8           -
   Discontinued operations ...........................................        0.1          -       (1.2)          -
   Other operating expense ...........................................        1.8        .01          -           -
   Cumulative effect of accounting change ............................          -          -      187.5         .59
                                                                         --------   --------   --------    --------
Earnings from continuing operations excluding special items ..........   $   29.6   $    .10   $   35.9    $    .11
                                                                         ========   ========   ========    ========

Diluted weighted average shares outstanding (in thousands) ...........               298,678                317,751

CONFERENCE CALL AND WEBCAST
---------------------------

We will host a conference call on Thursday, May 11, 2006, at 8:30 a.m. central time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (719) 457-2662. The conference call will also be broadcast live via the Internet and can be accessed through our website at http://www.sci-corp.com. A replay of the conference call will be available through May 25, 2006 and can be accessed at (719) 457-0820 with the confirmation code of 8488149. Additionally, a replay of the conference call will be available on our website for approximately ninety days on the Investors page under the subheading "Conference Calls" at http://www.sci-corp.com/ConfCalls.html. This earnings release will also be available on our website on the Investor Relations page under the subheading "News" at http://www.sci-corp.com/InvestorsMenu.html.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
--------------------------------------------------

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

     o Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, pension expense and negative currency translation effects.
     o The outcome of the acquisition of Alderwoods and the possibility that certain closing conditions may not be satisfied that will result in the acquisition not being completed.
     o Our ability to successfully integrate Alderwoods or that the anticipated benefits of the acquisition are not fully realized.
     o The outcomes of pending lawsuits and proceedings against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.
     o The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.
     o The outcome of a pending Internal Revenue Service audit. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will be required to make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required and these amounts will primarily be reversed through the tax provision at the time of resolution.
     o Our ability to continue to successfully implement our plan to realign pricing according to our strategy and to increase standardization of our processes.
     o Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures and local economic conditions.
     o Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting and trusting policies.
     o Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
     o Our ability to successfully access surety and insurance markets at a reasonable cost.
     o Our ability to successfully exploit our substantial purchasing power with certain of our vendors.
     o The effectiveness of our internal controls over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain a favorable attestation report of our auditors regarding our assessment of our internal controls.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2005 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,053 funeral service locations and 354 cemeteries in North America as of March 31, 2006. For more information about Service Corporation International, please visit our website at www.sci-corp.com.

For additional information contact:

Investors:   Debbie Young - Director / Investor Relations              (713) 525-9088
Media:       Greg Bolton - Director / Corporate Communications         (713) 525-5235

                        SERVICE CORPORATION INTERNATIONAL
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                    (In thousands, except per share amounts)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                             ----------------------
                                                                2006        2005
                                                             ---------    ---------
Revenues:
Funeral ..................................................   $ 302,984    $ 319,451
Cemetery .................................................     138,814      127,991
                                                             ---------    ---------
                                                               441,798      447,442
Gross profit:
Funeral ..................................................      64,147       79,622
Cemetery .................................................      21,656       17,605
                                                             ---------    ---------
                                                                85,803       97,227

General and administrative expenses ......................     (22,007)     (19,716)
Gains (losses) on dispositions and impairment charges, net      (4,510)      (5,741)
Other operating expense ..................................      (2,884)           -
                                                             ---------    ---------
Operating income .........................................      56,402       71,770

Interest expense .........................................     (26,724)     (24,656)
Loss on early extinguishment of debt .....................           -       (1,207)
Interest income ..........................................       5,981        4,056
Other income (expense), net ..............................       2,414       (1,208)
                                                             ---------    ---------
                                                               (18,329)     (23,015)
                                                             ---------    ---------
Income from continuing operations before
   income taxes and cumulative effect of accounting
   change ................................................      38,073       48,755
Provision for income taxes ...............................     (13,824)     (17,338)
                                                             ---------    ---------
Income from continuing operations before
   cumulative effect of accounting change ................      24,249       31,417
(Loss) income from discontinued operations (net of
   income tax benefit (provision) of $35 and $(1,155),
   respectively) .........................................         (55)       1,175
Cumulative effect of accounting change (net of income tax
 benefit of $117,428) ....................................           -     (187,538)
                                                             ---------    ---------
          Net income (loss) ..............................   $  24,194    $(154,946)
                                                             =========    =========
Basic earnings (loss) per share:
   Income from continuing operations before
      cumulative effect of accounting change .............   $     .08    $     .10
   Cumulative effect of accounting change, net of tax ....           -         (.59)
                                                             ---------    ---------
       Net income (loss) .................................   $     .08    $    (.49)
                                                             =========    =========
Diluted earnings (loss) per share:
   Income from continuing operations before
      cumulative effect of accounting change .............   $     .08    $     .10
   Cumulative effect of accounting change, net of tax ....           -         (.59)
                                                             ---------    ---------
       Net income (loss) .................................   $     .08    $    (.49)
                                                             =========    =========
Basic weighted average number of shares ..................     294,308      313,490
                                                             =========    =========
Diluted weighted average number of shares ................     298,678      317,751
                                                             =========    =========
Dividends declared per share .............................   $    .025    $    .025
                                                             =========    =========

                        SERVICE CORPORATION INTERNATIONAL
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                      (In thousands, except share amounts)

                                                                              MARCH 31,     DECEMBER 31,
                                                                                2006            2005
                                                                            ------------    ------------
ASSETS
Current assets:
     Cash and cash equivalents ..........................................   $    490,408    $    446,782
     Receivables, net ...................................................         76,400          97,747
     Inventories ........................................................         67,256          68,327
     Other ..............................................................         31,017          37,527
                                                                            ------------    ------------
       Total current assets .............................................        665,081         650,383
                                                                            ------------    ------------
Preneed funeral receivables and trust investments .......................      1,227,556       1,226,192
Preneed cemetery receivables and trust investments ......................      1,307,832       1,288,515
Cemetery property, at cost ..............................................      1,366,323       1,355,654
Property and equipment, at cost, net ....................................      1,043,544         942,229
Deferred charges and other assets .......................................        264,234         249,449
Goodwill ................................................................      1,122,205       1,123,888
Cemetery perpetual care trust investments ...............................        697,871         700,382
                                                                            ------------    ------------
                                                                            $  7,694,646    $  7,536,692
                                                                            ============    ============
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities ...........................   $    215,196    $    231,129
     Current maturities of long-term debt ...............................         36,055          20,468
     Income taxes .......................................................         18,203          20,359
                                                                            ------------    ------------
       Total current liabilities ........................................        269,454         271,956
                                                                            ------------    ------------
Long-term debt ..........................................................      1,271,828       1,175,463
Deferred preneed funeral revenues .......................................        535,489         535,384
Deferred preneed cemetery revenues ......................................        783,520         792,485
Deferred income taxes ...................................................        158,527         141,676
Other liabilities .......................................................        311,607         320,812
Non-controlling interest in funeral and cemetery trusts .................      2,060,380       2,015,811
Non-controlling interest in cemetery perpetual care trust investments ...        695,456         694,619

Stockholders' equity:
     Common stock, $1 per share par value, 500,000,000 shares authorized,
            295,454,597 and 294,808,872, issued and outstanding
            (net of 48,606,563 and 48,962,063 treasury shares, at par) ..        295,455         294,809
     Capital in excess of par value .....................................      2,174,541       2,182,745
     Unearned compensation ..............................................              -          (3,593)
     Accumulated deficit ................................................       (931,780)       (955,974)
     Accumulated other comprehensive income .............................         70,169          70,499
                                                                            ------------    ------------
       Total stockholders' equity .......................................      1,608,385       1,588,486
                                                                            ------------    ------------
                                                                            $  7,694,646    $  7,536,692
                                                                            ============    ============

                        SERVICE CORPORATION INTERNATIONAL
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (In thousands)

                                                                                    THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                 ------------------------
                                                                                    2006          2005
                                                                                 ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ..........................................................   $   24,194    $ (154,946)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
          Net loss (income) from discontinued operations, net of tax .........           55        (1,175)
          Loss on early extinguishment of debt ...............................            -         1,207
          Premiums paid on early extinguishment of debt ......................            -          (542)
          Cumulative effect of accounting change, net of tax .................            -       187,538
          Depreciation and amortization ......................................       25,087        20,536
          Provision for doubtful accounts ....................................        2,356         2,347
          Provision for deferred income taxes ................................       11,603        15,882
          (Gains) losses on dispositions and impairment charges, net .........        4,510         5,741
          Share-based compensation ...........................................        2,145           447
          Other non-cash adjustments .........................................        2,884        (1,950)
  Change in assets and liabilities, net of effects from acquisitions and dispositions:
          Decrease (increase) in receivables .................................        7,407        (8,835)
          Decrease in other assets ...........................................        3,591        28,740
          Decrease in payables and other liabilities .........................      (25,762)       (5,238)
          Net effect of preneed funeral production and maturities ............        3,833        12,470
          Net effect of cemetery production and deliveries ...................       18,365        23,289
          Other ..............................................................          (54)          102
                                                                                 ----------    ----------
Net cash provided by operating activities from continuing operations .........       80,214       125,613
Net cash provided by operating activities from discontinued operations .......            -         1,453
                                                                                 ----------    ----------
Net cash provided by operating activities ....................................       80,214       127,066
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures .......................................................      (19,049)      (20,559)
  Proceeds from divestitures and sales of property and equipment .............        7,463         8,236
  Proceeds from dispositions of foreign operations, net of cash retained .....            -        21,597
  Proceeds from sale of investments ..........................................        5,900             -
  Acquisitions, net of cash acquired .........................................      (14,662)           (5)
  Net (deposits) withdrawals of restricted funds and other ...................       (3,353)        6,194
                                                                                 ----------    ----------
Net cash (used in) provided by investing activities from continuing operations      (23,701)       15,463
Net cash used in investing activities from discontinued operations ...........            -           (54)
                                                                                 ----------    ----------
Net cash (used in) provided by investing activities ..........................      (23,701)       15,409
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of debt ...........................................................       (1,182)       (1,951)
  Principal payments on capital leases .......................................       (5,437)          (23)
  Early extinguishment of debt ...............................................            -        (7,131)
  Proceeds from exercise of stock options ....................................        1,219         3,904
  Purchase of Company common stock ...........................................            -      (103,570)
  Payments of dividends ......................................................       (7,371)            -
  Purchase of subsidiary stock ...............................................            -          (844)
                                                                                 ----------    ----------
Net cash used in financing activities ........................................      (12,771)     (109,615)
Effect of foreign currency ...................................................         (116)         (152)
                                                                                 ----------    ----------
Net increase in cash and cash equivalents ....................................       43,626        32,708
Cash and cash equivalents at beginning of period .............................      446,782       287,785
                                                                                 ----------    ----------
Cash and cash equivalents at end of period ...................................   $  490,408    $  320,493
                                                                                 ==========    ==========

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